e:\flh\gib\nsar 77-0 699.doc

For the fiscal period ended (s) 6/30/99
File number 811-1660

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.   Prudential's Gibraltar Fund, Inc.

1.   Name of Issuer
     Goldman Sachs

2.   Date of Purchase
     5/30/99

3.   Number of Securities Purchased
     29,000

4.   Dollar Amount of Purchase
     $1,537,000

5.   Price Per Unit
     $53.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Goldman Sachs

7.   Other Members of the Underwriting Syndicate
      See Exhibit A

EXHIBIT A

UNDERWRITER
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Donaldson Lufkin & Jenrette Securities Corporation
PaineWebber Incorporated
Prudential Securities Incorporated
Sanford C. Bernstein & Co. Inc.
Schroder & Co. Inc.